                                                                    Exhibit 10.9

DATED                                                                       1998
--------------------------------------------------------------------------------



                       BLOCKBUSTER ENTERTAINMENT LIMITED

                                    - and -

                        AIRSPAN COMMUNICATIONS LIMITED



                           AGREEMENT FOR UNDERLEASE
                           ------------------------

                                  relating to
                               Unit 1 The Island
                           Hilton Industrial Estate
                            Riverside Way Uxbridge


                            Brook Street Des Roches
                              1 Des Roches Square
                              Witney Oxon OX8 6BE
               (Ref: RC.EH.BB. Uxbridge Agree Lse.doc 30/10/98)

THIS AGREEMENT is made the _____ day of ___________ 1998

BETWEEN:

(1)  "The Landlord"  BLOCKBUSTER ENTERTAINMENT LIMITED whose registered office is at 45 Riverside Way Uxbridge Middlesex UB8 2YF

(2)  "The Tenant"    AIRSPAN COMMUNICATIONS LIMITED of [        ]

NOW IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

     1.1  "the Premises"      means all those premises situate at and known as
                              Unit 1 The Island Hilton Industrial Estate
                              Riverside Way Uxbridge more particularly described in the Lease hereinafter mentioned

     1.2  "the Landlord"      includes the successors in title of the Landlord
                              to the Premises and any other person who is at any time entitled to the reversion immediately expectant on the term agreed to be granted by this Agreement

     1.3  "the Tenant"        does not include the personal representatives or
                              any other successors in title of the Tenant

     1.4  "the Completion Date"    means the 15 day of February 1999 or if later
                                   the working day following the Conditional
                                   Date

     1.5  "the Lease"              means an underlease of the Premises for a
                                   term of years expiring on the 22 day of June
                                   2006 at an initial rent of (Pounds)157,500.00
                                   (one hundred and fifty seven thousand five hundred pounds) per annum such underlease to be in the form of the draft annexed to this Agreement and initialled by or on behalf of the parties hereto

     1.6  "Rent Commencement Date" means a date which is six months from

          1.6.1                    (if the Lease is completed on the Completion
                                   Date) the Completion Date

          1.6.2 (if the Lease is not completed until after the Completion Date solely because of any failure by the Landlord for any reason to comply with his obligations under this Agreement) the date on which the Lease is; completed

          1.6.3 (if the Lease is not completed until after the Completion Date solely because of any failure by the Tenant for any reason to comply with his obligations under this Agreement) the Completion Date

          1.6.4 (in any other case) the date on which the Lease is completed


     1.7  "Bank Guarantee"         means a guarantee equivalent to the initial
                                   annual rent and term as referred to in clause
                                   1.5 above and provided by Lloyds Bank in a form of the draft annexed hereto

     1.8  "Conditional Date"       means the date on which the License is if
                                   later the date on which the Bank Guarantee is granted in respect of which no notification is given pursuant to Clause 3.4

     1.9  "the Superior Landlord"  means Sun Group Alliance Properties or its successors in title or assigns

     1.10 "License"                means the consent in writing of the Superior
                                   Landlord to the grant of the Lease to the Tenant

     1.11 "Head Lease"             means the Lease dated 29 day of September
                                   1981 and made between Sun Alliance and London
                                   Assurance Company Limited (1) Kabivitrum (2)

     1.12 words importing one gender shall be construed as importing the other gender

     1.13 words importing the singular shall be construed as importing the plural and vice versa

     1.14 where any party comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities of those persons

     1.15 the clause headings herein do not form part of this Agreement and shall not be taken into account in its construction or interpretation

2.   BANK GUARANTEE

     2.1 The Tenant shall immediately make diligently pursue an application to Lloyds Bank requesting the Bank Guarantee

     2.2 If for any reason within the period of 3 months immediately following the date of this Agreement the Bank Guarantee has not been made the Landlord may at the end of such period or at any time subsequently before the Bank Guarantee has been made serve on the other a Notice invoking the provisions of Clause 4.1 3.

3.   SUPERIOR LANDLORD'S CONSENT

     3.1  The Tenant shall:

          3.1.1 comply with all requirements which the Superior Landlord is entitled by the terms of the Head Lease to impose on a prospective undertenant of the Premises as a condition of the Superior Landlord granting the License;

          3.1.2 if so required by the Superior Landlord as a condition of granting the license to covenant directly with the Superior Landlord to observe and perform the covenants and conditions to be contained in the Lease; and

          3.1.4 comply with all reasonable requirements of the Landlord and the Superior Landlord in relation to the obtaining of the License

     3.2 Subject to compliance by the Tenant with its obligations under Clause 3.1 the Landlord shall:

          3.2.1 promptly and at its own expense apply to the Superior Landlord for the License and diligently pursue such application; and

          3.2.2 use all reasonable endeavors to procure the grant of the License

          3.2.3 promptly supply to the Tenant a certified copy of the License when it has been granted

     3.3 If the Superior Landlord does not grant the License or proffers or grants the License on conditions which arc unacceptable to the Landlord he shall not be obliged by the terms of this clause to institute proceedings for a declaration that the Superior Landlord's consent has been unreasonably withheld

     3.4 Any condition subject to which the License is granted or proffered shall be unacceptable if either the Landlord or the Tenant is unwilling on reasonable grounds to comply with the same and so notifies the other in writing within fourteen days after the date on which his solicitors first receive the original or a copy of the License or written notification that the Superior Landlord is seeking to impose such a condition (time being of the essence) but otherwise any such condition shall be deemed to be acceptable

     3.5 If for any reason within 3 months from the date hereof the License has not been granted or has been granted subject to unacceptable conditions to the Landlord then either the Landlord or the Tenant may after the expiry of the said period or at any later date (and notwithstanding any license that may have been proffered or granted after the expiry of such period) sere on the other a Notice invoking the provisions of Clause 4 hereof

4.   TERMINATION

     4.1 Upon service of Notice pursuant to either Clause 2.2 or Clause 3.5 (and notwithstanding anything to the contrary contained or implied elsewhere in this Agreement) this Agreement shall (save for Clause 4.2 and without prejudice to any pre-existing fight of action of' any party in respect of any breach by the other party of its obligations under tiffs Agreement) immediately determine and cease to have effect and the party shall be released from any further liability hereunder

     4.2  If this Agreement determines in accordance with Clause 2.2 or Clause
          3.5 the Tenant shall immediately procure the cancellation of any Land Charge registered at H M Land Charges Registry or (as the case may be) any notice or other entry registered against the Landlord's title at H M Land Registry in respect of this Agreement

5.   GRANT AND COMPLETION

     5.1 Subject to Clause 4 the Landlord shall grant the Lease and the Tenant shall accept the Lease and execute the counterpart of it

     5.2 The Lease and the counterpart shall be prepared by the Landlord's solicitors and an engrossment of the counterpart shall be delivered to the offices of the Tenant's solicitors at least five days before the Completion Date

     5.3 The Lease shall be completed on the Completion Date at the offices of the Landlord's solicitors or at such other place as the Landlord's solicitors shall reasonably require

     5.4 At any time on or after the Completion Date either the Landlord or the Tenant being ready and willing to complete the Lease and perform its other obligations under this Agreement may (but without prejudice to any other available fight or remedy) by notice to the other invoke the provisions of Clause 5.5

     5.5 Within fourteen days after service of such notice (excluding the day of service) the Lease shall be completed and the parties shall perform their other obligations under this Agreement and time shall be of the essence in this provision

6.   VACANT POSSESSION AND RENT

     6.1 Vacant possession of the Premises shall be given to the Tenant on the following dates:

          6.1.1 as to that part of the Premises comprising the warehouse building January 1999

          6.1.2 as to that part of the Premises comprising the first floor of the office building January 1999

          6.1.3  as to the remainder of the Premises March 1999

          Provided that (and without prejudice to any other remedy available to the Tenant) if the Landlord shall fail to give possession of the whole or any parts of those parts of the Premises specified in this subclause on the dates provided the rent-free period of six months from the Completion Date shall be extended pro rata for each day that vacant possession shall not have been given.

     6.2 If the Lease is completed rent shall be payable in accordance with the terms of the Lease from the Rent Commencement Date and on completion of the Lease the Tenet shall pay to the Landlord rent (apportioned if necessary as provided in Clause 6.3) in respect of the period commencing on the Rent Commencement Date and ending on the day before the usual quarter day immediately following the date on which the Lease is completed

     6.3 Rent shall be apportioned for the purposes of Clause 6.2 on the assumption that it accrues on a day-to-day basis and in accordance to the number of days in the relevant period relevant to the number of days in the full year

7.   LICENSE TO OCCUPY

     7.1 If the Tenant is authorized by the Landlord to go into occupation of the whole or any part of the premises before completion then as from the date of such authorization the Tenant shall:

          7.1.1 not occupy the Premises otherwise than as the licensee of the Landlord

          7.1.2 pay to the Landlord a license fee at the same annual rate and on the same dates as the rents referred to in the Leases PROVIDED THAT (where the Tenant is authorized to occupy part only of the Premises) such License fee and rents shall be apportioned as follows:

                    Ground Floor   less than or equal to 26,596.00   (twenty-six
                                                                     thousand
                                                                     five
                                                                     hundred and
                                                                     ninety-six
                                                                     pounds)

                    First Floor    less than or equal to 26,596.00   (twenty-six
                                                                     thousand
                                                                     five
                                                                     hundred and
                                                                     ninety-six
                                                                     pounds)

                    Second Floor   less than or equal to 26,596.00   (twenty-six
                                                                     thousand
                                                                     five
                                                                     hundred and
                                                                     ninety-six
                                                                     pounds)

                    Warehouse      less than or equal to 77,758.00   (seventy-
                                                                     seven
                                                                     thousand
                                                                     seven
                                                                     hundred and
                                                                     fifty-eight
                                                                     pounds)

          7.1.3 perform and observe the covenants and conditions contained in the Lease as if a lease in the form of the Lease had been granted so far as the same may be applicable to the license created by this Agreement, and

          7.1.4 not carry out any work to the Premises without having _________ obtained all necessary consents including that of the Superior Landlord

     7.2 If before completion the Tenant fails to pay such license fee or to perform and observe such covenants and conditions or any event happens which would entitle the Landlord to re-enter upon the Premises if the Lease had actually been granted (whether or not after notice) and such failure or event has not been remedied within five working days from the receipt by the Tenant of notice specifying such failure or event and requiting the same to be remedied then the Landlord may terminate this Agreement without prejudice to accrued rights of action

     7.3 The Tenant's license to occupy the Premises shall expire on the earliest of:

          7.3.1     the Completion Date

          7.3.2     the date this Agreement is rescinded, or

          7.3.3     the date this Agreement is terminated

     7.4 Upon the expiry of the Tenant's license to occupy the Tenant shall forthwith vacate the Premises and at the request of the Landlord restore it to the same state of repair and condition as at the date of this Agreement If the Tenant fails to comply with such request the Landlord may carry out the necessary works and the costs of the works shall be paid by the Tenant to the Landlord on demand

     7.5 If the Tenant remains in occupation of' the Premises after its license to occupy expires. such occupation shall be upon the same conditions as in this Agreement but without prejudice to the Landlord's fight of action

     7.6 Any property remaining in or upon the Premises after the Tenant has vacated and which the Tenant has failed to remove by the fifth working day after being requested by the Landlord so to do may in so far as it is annexed to the Premises be treated as having reverted to the Landlord or otherwise be removed, stored and sold by the Landlord as the agent of the Tenant The Landlord shall hold the proceeds of sale after deducting the costs and expenses of removal storage and sale incurred by it to the order of the Tenant In either case the Tenant shall indemnify the Landlord against liability incurred by it to any third party whose property is dealt with by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary is proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

     7.7 Any works carried out to the Premises by the Tenant or at its request pending completion shall be at the sole risk and expense of the Tenant the Tenant shall not be entitled to claim any compensation or other sum from the Landlord in respect of such matters if the proposed lease is not completed

     7.8 The Tenant will keep the Landlord fully and effectively indemnified from and against all actions proceedings claims damage costs claims loss expenses or injury arising directly or indirectly out of the license to occupy created by this Agreement

8.   DAMAGE TO THE PREMISES

     No damage or destruction of the building of which the Premises form part or any part of them occurring after the date of this Agreement howsoever occasioned shall in any way affect the obligations of the parties under the Agreement

9.   TITLE AND CONDITION

     9.1 The Tenant shall assume the right of the Landlord to grant the Lease and shall not require any evidence of or raise any objection requisition or enquiry in respect of the Landlord's title to the Premises

     9.2 The Premises shall be deemed to be subject to the matters set out or referred to in the Lease and the Tenant or the Tenant's solicitors having been supplied with such information as the Landlord has concerning such matters the Tenant has entered into this Agreement with notice of them and shall raise no objection requisition or enquiry in respect of them

     9.3 The Tenant has entered into this Agreement with notice of the actual state and condition of the Premises and shall take the Premises as they are

10.  RESTRICTIONS

     10.1 In this Clause "Restrictions" means all matters affecting the Premises or their use registered or capable of being registered as local land charges and all notices charges orders resolutions demands proposals requirements restrictions agreements directions or other matters affecting the Premises or their use served or made by any local or other competent authority or otherwise arising under any statute

     10.2 The Premises shall be demised subject to all (if any) Restrictions (whether in existence at the date of this Agreement or arising at any later date)

     10.3 No representation is made or warranty given by the Landlord as to whether or not any Restrictions exist or as 'to the permitted use of the Premises for planning purposes or as to whether in other respects the Premises comply with any Restrictions

     10.4 The Tenant acknowledges that its obligations under this Agreement and the Lease shall not be affected or lessened in any way by the fact that there may now or subsequently exist any Restrictions or any non-compliance with any Restrictions and (to the extent that compliance with the same would be the Tenant's responsibility under the Lease) the Tenant shall indemnify the Landlord in respect of any liability under any requirement of any local or other competent authority in relation to the Premises (whether made before or after the date of this Agreement)

11.  MISREPRESENTATIONS, ETC.

     11.1 Save as hereinafter provided no agent adviser or other person acting for the Landlord has at any time been authorized by the Landlord to make to the Tenant or to any agent adviser or other person acting for the Tenant any representation whatever (whether written oral or implied) in relation to the Premises or to any matter contained or referred to in this Agreement

     11.2 Any statement made in writing by the Landlord's solicitors to the Tenant's solicitors prior to the making of this Agreement in reply to an enquiry made in writing by the Tenant's solicitors was made with the authority of the Landlord

     11.3 No immaterial error omission or misstatement in this Agreement or in any plan referred to in this Agreement or in any statement made by any person prior to the making of this Agreement shall in any way affect the obligations of the parties under this Agreement or entitle any party to damages or compensation

12.  NO ASSIGNMENT, ETC.

     The Tenant shall not assign underlet charge or otherwise deal with the benefit of this Agreement in whole or part and the Landlord shall not be obliged to grant, the Lease to any person other than the Tenant

13.  NO POSSESSION

     13.1 This Agreement is an executory Agreement only and shall not operate as a demise of the Premises

     13.2 [Subject to the provisions of Clause 7 hereof] the Tenant shall not be entitled to occupation or possession of the Premises until the Lease is completed

14.  NOTICES

     14.1 Any notice or other communication given or made in accordance with this Agreement shall be in writing and may (in addition to any other effective mode of service) be sent by registered and recorded delivery post to the relevant party either at the address of that party shown on the first page of this Agreement or at such other address as may from time to time have been notified to the sender as being the address for service of the relevant party of the purposes of this Agreement

     14.2 Any notice or other communication given by or to any party in accordance with this Agreement may be given by or to that party's solicitors;

15.  NO MERGER

     To the extent that they remain to be observed and performed all the provisions of this Agreement shall continue in full force and effect notwithstanding completion of the Lease

     IN WITNESS WHEREOF, the hands of the Tenant the Surety and of an authorized officer of the Landlord have hereunto been set the day and year first before written

     THE COMMON SEAL of                 )
     BLOCKBUSTER ENTERTAINMENT          )
     LIMITED was hereunto               )
     affixed in the presence of:        )

                    Director
                    Secretary

     THE COMMON SEAL of                 )
     AIRSPAN COMMUNICATIONS             )
     LIMITED was hereunto               )
     affixed in the presence of:        )

                    Director
                    Secretary

DATED                                                                       1998
--------------------------------------------------------------------------------



                       BLOCKBUSTER ENTERTAINMENT LIMITED

                                    - and -

                        AIRSPAN COMMUNICATIONS LIMITED



                                  UNDERLEASE
                                  ----------

                                    - of -
                              premises situate at
                               Unit 1 The Island
                           Hilton Industrial Estate
                                 Riverside Way
                                   Uxbridge



                            Brook Street Des Roches
                              1 Des Roches Square
                              Witney Oxon OX8 6BE
               (Ref: RC.EH.BB. Uxbridge Agree Lse.doc 14/10/98)

THIS UNDERLEASE is made the _____ day of One Thousand Nine Hundred and Ninety Eight

BETWEEN:

(1) BLOCKBUSTER ENTERTAINMENT LIMITED whose registered office is at 45 Riverside Way Uxbridge Middlesex UB8 2YF (hereinafter called "the Landlord" which expression include the reversioner for the time being immediately expectant upon the term hereby created)

(2)  AIRSPAN COMMUNICATIONS LIMITED of [                                      ]
     (hereinafter called "the Tenant" which expression includes his successors in title and assigns)

WITNESSETH as follows:

1.   DEFINITION

     IN this Underlease the following expressions shall have the meanings hereinafter, respectively, assigned to them:

     1.1  "the Head Lease"         the Lease dated 29 day of September 1981 and
                                   made between Sun Alliance and London
                                   Assurance Company Limited (1) Kabivitrumm (2)

     1.2  "the Demised Premises"   the premises described in the First Schedule
                                   hereto

     1.3  "the Interest Rate"      one per cent (1%) above the interest rate
                                   specified in the Head Lease from time to time

     1.4  "the Term"               a term of years from the date hereof until
                                   the 22 day of June 2006 (unless determined as provided hereunder)

     1.5  "the Rent"                    a rent of One, Hundred and Fifty Seven
                                        Thousand Five Hundred Pounds
                                        ((Pounds)157500.00) per annum subject to review in accordance with the provisions of Clause 5 hereof

     1.6  "the Rent Commencement Date"  the [ ] day of [ ] 19[ ]

     1.7  "the Permitted User"          Please insert specific use excluding the
                                        users prohibited by the Head Lease and
                                        clause [ ] of this Underlease

     1.8  "the Head Rent"               the rent first reserved by the Head
                                        Lease

     1.9  "the Excepted Clauses"        Clauses 2(1)(3)(30)(31) of the Head
                                        Lease

     1.10 "the Insurance Rent"          the sums payable by the Landlord under
                                        Clause 1 (a) of the Head Lease

     1.11 "the Superior Landlord"       the immediate Superior Landlord and
                                        where the context so admits every
                                        Landlord having an interest in the
                                        Demised Premises in reversion to the
                                        Underlease

2.        DEMISE

IN CONSIDERATION of the rents hereinafter reserved and of the Tenant's covenants hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the Demised Premises TOGETHER with the fights set out in the Second Schedule hereto but EXCEPTING and reserving to the Landlord and all others so entitled as mentioned in the Third Schedule hereto and SUBJECT to the rights quasi easements privileges covenants restrictions and stipulations of whatever nature affecting the Demised Premises TO HOLD the same unto the Tenant for the Term YIELDING ,AND PAYING therefor to the Landlord:-

2.1 the Rent to be paid clear of all deductions and set-off whatsoever by equal quarterly payments in advance on the usual quarter days and by bankers standing order if required by the Landlord the first of such payments being a proportionate sum from the Rent Commencement Date to the next quarter day being payable on the Rent Commencement Date

2.2  by way of fresher and additional rent:

     2.2.1  any interest payable under the provisions of clause 3.2 hereof

     2.2.2  the Insurance Rent as payable under provisions of clause 3.4 hereof

     2.2.3  any other sum payable by the Tenant to the Landlord hereunder

3.   THE TENANT HE.BY COVENANTS

With the Landlord in manner following that is to say:-

3.1 To pay Coy standing order to the Landlord's Bank as notified to the Tenant from time to time) the Rent and the further and additional rent hereby reserved on the days and in the manner aforesaid without any deduction or set-off

3.2 To pay interest at the Interest Rate on all Rent or other sums due hereunder from the Tenant to the Landlord from the due date therefor to the date of payment (whether before or after judgement) .

3.3 To pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description which are now or may at any time hereafter be assessed charged imposed upon or payable in respect of the Demised Premises or any part thereof or by the owner or occupiers thereof and to pay for all supplies of gas water electricity or power consumed upon the Demised Premises including all meter rent and standing charges

3.4 To pay to the Landlord on demand without any deduction or set-off by way of further and additional rent and in advance if required by the Landlord the Insurance Rent

3.5 To pay to the Landlord on demand without deduction or set-off by way of further and additional rent the reasonable costs of management of the Demised Premises whether by the Landlord or otherwise

3.6 To pay all Value Added Tax (which expression includes in this Underlease any tax or duty from time to time replacing or supplementing the same) at the rate for the time being in force as shall be legally payable in respect of all monies covenanted to be paid by the Tenant under the terms of this Underlease or as the case may be to repay to the Landlord any Value Added Tax borne by the Landlord (except to the extent in the latter case to which the Landlord can recover the same in its accounting with the appropriate revenue authority) and in every case where in this Underlease the Tenant covenants to pay an amount of money such amount shall be regarded as being exclusive of all Value Added Tax (or such other tax or duty) which may from time to time be legally payable thereon and to provide the Landlord with such information regarding the Value Added Tax stares of the Tenant as the Landlord may from time to time require and to notify the Landlord forthwith on the occurrence of a change in such stares

3.7 Not to use or occupy or permit to be used or occupied the Demised Premises for exempt purposes (as defined in the Value Added Tax Act 1994) without paying to the Landlord on demand the full amount of all Value Added Tax (if any) which the Landlord is or would be required to repay to or would be unable to recover from HM Customs & Excise as a result of such use for exempt purposes

3.8  Not to use the Demised Premises for any purpose ,except the Permitted User

3.9 Not to assign the whole (as opposed to any part or parts) of the Demised Premises without the previous written consent of the Landlord not to be unreasonably withheld or delayed and in the event of the Landlord consenting to an assignment of the whole of the Demised Premises to procure that the assignee enters into covenants with the Landlord free of cost to the Landlord and in such form as the Landlord shall reasonably require to pay the rents hereby reserved and perform and observe the covenants on the part of the Tenant herein contained during the residue of the term hereby granted

3.10 Not to accept any premium or other capital payment in consideration of the surrender of any Underlease by any Undertenant without the previous written approval of the Landlord (not to be unreasonably withheld)

3.11 Not to accept or agree to accept the surrender of any Underlease without the previous written approval of the Landlord (such approval not to unreasonably withheld)

3.12 Not to permit the assignment of any Underlease save by way of an Assignment to a respectable and responsible Tenant having the previous written approval of the Landlord not to be unreasonably withheld or delayed

3.13 Not (except by way of an Assignment) to underlet or part with possession of the Demised Premises hereby demised or any part thereof

3.14 PROVIDED ALWAYS that in the case of an assignment of the whole of the Demised Premises the Landlord shall be entitled:

     3.14.1 to withhold its consent in any of the circumstances set out in clause 3.16

     3.14.2 to impose all or any of the matters set out in clause 3.17 as a condition of its consent

3.15 The provisos to clause 3.14 are specified for the purposes of Section 19
     (1A) of the Landlord and Tenant Act 1927 and shall operate without prejudice to the fight of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent is reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions is reasonable

3.16 The circumstances referred to in clause 314.1 are as follows:

     3.16.1 where in the reasonable opinion of the Landlord it has not been satisfactorily demonstrated that the proposed assignee is able and likely to perform and observe and will be able and likely to perform and observe the tenant's covenants and obligations under this Underlease and any deed which has then been entered into supplemental or pursuant to this Underlease

3.16.2  where the proposed assignee enjoys diplomatic or state immunity

3.16.3 where the assets of the proposed assignee upon which any reasonable assessment of financial strength is based are not in the United Kingdom or some other jurisdiction with which there is subsisting with the United Kingdom a system of reciprocal enforcement of judgements

  3.17  The conditions referred to in clause 3.14.2 are as follows:

        3.17.1 the execution and delivery to the Landlord prior to or contemporaneously with the assignment in question of a deed of guarantee in the form set out in the Fourth Schedule hereof (being an authorized guarantee agreement within Section 16 of the Landlord and Tenant (Covenants) Act 1995)

        3.17.2 the payment to the Landlord of all rents and other sums which have fallen or which fall due under this Underlease prior to the date of the assignment

        3.17.3 the obtaining and compliance with any conditions of any requisite consent of any Superior Landlord or mortgagee

  3.18 To observe and perform the covenants on the part of the Lessee contained or referred to in the Head Lease (save for the Excepted Clauses) as if the same were set out herein in extenso (as if reference to the landlord under the Head Lease were reference to the Landlord and as if reference to the tenant under 'the Head Lease were reference to the Tenant and reference to the term granted by the Head Lease were reference to the
        Term) but excluding the payment of the Head Rent and to keep the Landlord fully and effectively indemnified against all claims for breach non-observance or non-performance thereof in respect of the Demised Premises

  3.19 To permit the Landlord upon reasonable prior notice (save in case of emergency) to enter upon the Demised Premises for any purpose that in the opinion of the Landlord is necessary to enable it to comply with the covenants on its part contained in the Head

        Lease notwithstanding that the obligation to comply with such covenants may be imposed on the Tenant by this Underlease

  3.20 Not to use or permit the Demised Premises to be used for the retail sale and hire of videos

  4.    THE LANDLORD HEREBY COVENANTS with the Tenant:

  4.1 That the Tenant paying the rents and other charges reserved and made payable at the times and manner aforesaid and performing and observing the covenants agreements conditions and stipulations on the part of the Tenant hereinbefore contained shall and may peaceably and quietly hold and enjoy the Demised Premises for the Term without any interruption from or by the Landlord or any person lawfully claiming through under or in trust for it

  4.2   To pay the Head Rent during the term of the Head Lease

  4.3 Subject to the Tenant paying the rents and other charges reserved and made payable hereunder to use its reasonable endeavours at the cost of the Tenant to procure that the Superior Landlord complies with its obligations in the Head Lease provided that the Landlord shall be under no liability personally to comply with such obligations

  5.    RENT REVIEW

  5.1 The rent payable hereunder shall be reviewed with effect from the 24 day of June 2001

  5.2 The rent review provisions of the Head Lease shall apply hereto mutatis mutandis

  6.    PROVISIONS AND DEFINITIONS

IN this Underlease where the context so admits:

  6.1 Reference to the Landlord shall (where appropriate) include reference to the Superior Landlord

  6.2 For the avoidance of any doubt the Landlord's consent shall not be deemed to be unreasonably withheld should it arise from the refusal by the Superior Landlord to give consent

   6.3 Reference to the Landlord the Superior Landlord and the Tenant shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively

  6.4 Reference to "the Term" includes any period of holding-over or extension or continuation of the contractual term whether by statute or common law

  6.5 Nothing herein contained shall confer on the Tenant any liberty privilege easement fight or advantage whatsoever mentioned or referred to in Section 62 of the Law of' Property Act 1925 save those expressly set out herein

  7.    INCORPORATION OF HEAD LEASE TERMS

  Except as varied hereby this demise is made subject to the same terms and conditions (mutatis mutandis) as the Head Lease the terms whereof (save as varied hereby and otherwise as appropriate) shall be deemed to be incorporated as if set out herein in extenso including without prejudice to the foregoing the right of re-entry contained in Clause 6 of the Head Lease

  8.    NO AGREEMENT FOR LEASE

  The parties hereto certify that there is no Agreement for Lease to which this Lease gives effect IN WITNESS whereof the parties hereto have executed this
                     ----------
  Deed the day and year first before written

                              THE FIRST SCHEDULE
                              ------------------
                            (The Demised Premises)

        ALL THOSE premises known as Unit 1 The Island Hilton Industrial Estate
        ---------
        Riverside Way Uxbridge more particularly described in the Head Lease

                              THE SECOND SCHEDULE
                              -------------------
                                 (The Rights)

  The fights and easements equivalent to those mentioned in. the Head Lease to the extent relevant to the Demised Premises

                              THE THIRD SCHEDULE
                              ------------------
                        The Exceptions and Reservations

The Rights and Exceptions equivalent to those mentioned in the Head Lease to the extent relevant to the Demised Premises

                              THE FOURTH SCHEDULE
                              -------------------

             AUTHORISED GUARANTEE AGREEMENT ON ASSIGNMENT OF LEASE
             -----------------------------------------------------

AGREEMENT dated _______________________, 199__

BETWEEN (1)________________________ of/whose registered office is at ("Landlord") and (2) _________________________________ of/whose registered office is at ("Assignor")

1. The Assignor has agreed to assign the Lease dated ______________, 199___ and made between ______________________________________________________ (1)

     _________________________________ (the "Lease")

     ___________________________________ (2) ___________________ ("the Lease")

     to ______________________________________________________________________

     of ______________________________________________________________________
     ("the Assignee") and this Agreement takes effect when the Lease is assigned to the Assignee
2. The Assignor agrees to indemnify the Landlord against all losses incurred as a result of any failure by the Assignee to comply with any of the terms of the Lease
3. The Assignor is liable to the Landlord under this Agreement as principal debtor and his/its obligation remains fully effective even if the Landlord gives the Assignee extra time to comply with any obligation in the Lease or does not insist on its strict terms
4. The Assignor agrees the event that the Lease is disclaimed and on being so required by the Landlord, to accept from the Landlord the grant of a new tenancy and to execute and deliver a counterpart of it to the Landlord the new tenancy is to be on the same terms and conditions as the Lease at the date of the disclaimer and to be for a term expiring on the term date of the Lease

5. This Agreement ceases to have effect when the Assignee is released from the tenant covenants of the Lease by virtue of Section 5 of the Landlord and Tenant (Covenants) Act 1995 or with the consent of the Landlord

IN WITNESS of which this Deed has been executed on the date first written above

THE COMMON SEAL of            )
BLOCKBUSTER ENTERTAINMENT     )
LIMITED was hereunto          )
affixed in the presence of:-  )

                  Director
                  Secretary

THE COMMON SEAL of            )
AIRSPAN COMMUNICATIONS        )
LIMITED was hereunto          )
affixed in the presence of:-  )

                  Director
                  Secretary